Exhibit 99.1

Press Release

January 5th, 2021

The Peck Company Holdings to Acquire iSun Energy LLC, Award-Winning Solar-Powered Electric Vehicle Infrastructure Provider and Clean Energy Product Innovator

Accretive acquisition with $2M near-term revenue commitments, 30-40% project gross margin and a software platform for recurring energy service revenues.

SOUTH BURLINGTON, VT – Business Wire – January 5, 2021.

The Peck Company Holdings, Inc. (NASDAQ: PECK) (“Peck”), a leading commercial solar engineering, procurement and construction (“EPC”) company and iSun Energy LLC. (“iSun”), a provider of innovative solar power, electric mobility and smart city solutions for government, commercial, retail, academic and data-center projects, today announced that they have entered into a binding term sheet under which Peck will acquire iSun in an all-stock transaction. Mr. Peress will become Chief Innovation and Experience Officer.

Acquisition Rationale

Peck established a dominant position over the past 50 years as a leading electrical and data contractor, as well as the largest solar EPC in Vermont, focused on high-quality commercial, industrial and small-utility scale solar projects. Despite COVID related challenges last year, there were no project cancellations, and the last reported pipeline was $56M, with no anticipated overhead additions required to execute the existing pipeline. Peck has been executing a disciplined growth plan since becoming a public company in June 2019, and accretive M&A has been a top priority. Acquiring the iSun® Brand and its innovations is consistent with Peck’s evolution toward serving our customers as a full-service energy solutions provider. Furthermore, adding the higher margin products and energy services will have a positive impact on typical solar EPC margins. Combining Peck’s profitable EPC business for solar, data and electrical contracting with award-winning products and platforms that are modular, scalable and connected is a powerful combination that differentiates the company from other solar EV charging companies.

Highlights

●	PECK will change its name to iSun Energy and trade on Nasdaq under the ticker “ISUN” upon closing.
●	Peck Solar will continue to serve the commercial, industrial and utility-scale solar markets with high quality rooftop and ground mount solar installations, and, along with Peck Data and Peck Electric business units, will expand into new markets.
●	The iSun® Brand offerings include the iSun Energy & Mobility Hub, a solar canopy for EV charging, and the iSun Oasis Smart Solar Bench will immediately begin to be offered by the entire group to its current and new prospect base.

●	iSun Energy near term pipeline is in Connecticut, Massachusetts, New York and other locations, to be announced shortly.
●	Timely market expansion capitalizes on the Biden administration’s plan to make major public investments in renewables and electric mobility infrastructure, including in 500,000 electric vehicle charging stations.
●	Industry experts anticipate 100 GWs of solar infrastructure will be constructed over the next 5 years, representing 50% growth.

iSun® Brand Products

The flagship iSun Energy & Mobility Hub is the result of 30 years of passion, dedication, and innovation through sustainability. The iSun solar EV carport charging systems incorporate solar panels to charge electric vehicles while providing unparalleled software insights into data surrounding the energy produced, consumed, air quality effects and other key metrics. The iSun Oasis Smart Solar Bench is expected to be an integral part in developing smart cities and campuses and has the ability to charge any mobile device through integrated solar panels that collect and store energy throughout the day. iSun’s accompanying data platform allows for monitoring and analysis of key metrics through built in iOT (Internet of Things) sensors. The platform also affords both physical and digital advertising and branding, for additional recurring revenue opportunities. iSun’s Augmented Reality 3D software platform helps clients visualize their projects before they are built, making it easy for our clients to adopt sustainable solutions and to understand their impact on sustainability.

Management Commentary

Jeffrey Peck, Chairman of the Board and Chief Executive Officer of Peck, commented, “The acquisition of iSun Energy with its strong brand and innovative products is transformational for Peck. Consistent with our full-service approach to customers, we are having more conversations about Energy as a Service as we reach new customers in the fast-growing clean energy, smart-city and mobility industry. More customers want to experience the benefits of the clean energy, and we want to provide them that service by owning and managing the assets. We expect the new relationships we build will be a catalyst for the company’s rapid growth. As we re-brand to iSun Energy and expand into new markets with higher-margin products, we are dedicated to profitable growth for our shareholders and to high-quality service that our customers expect. Our incredible team and the services we currently provide through Peck Solar, Peck Data, and Peck Electric remain a strong platform to support our growth and will be leveraged in the new markets we will serve. We are also pleased to welcome Sass Peress as Chief Innovation and Experience Officer. He has been an innovator in our industry since 1988 when he founded a solar energy company that sold some of the first solar charging products in the world, and then moved into electric vehicle charging technology in 2010. He will help us communicate our new offerings through the iSun® Brand and will lead new business development, marketing and technology initiatives across mobility, smart city, and other markets.”

Sass Peress, Founder and Chief Executive Officer of iSun Energy LLC, added, “We create innovative products to serve important unmet needs in the industry, and joining with Peck assures that we will be able to deliver on the promises to a much wider audience, in manners more efficient and effective than ever before. Designing and integrating with today’s complex energy systems requires an ecosystem approach to assure grid resilience. Technologies such as Vehicle to Grid, internet of things (IoT) connectivity, stationary storage, and more are becoming central to satisfying smart grid and off-grid opportunities of the future.” “Our ‘Triple ROI’ approach (investment, intention, impact) is important to satisfy various stakeholders, and our ability to custom-tailor assets for sites means that we can now truly create unique experiences for clients, while delivering higher margins to our combined bottom line. We are proud to be joining Peck given the strength of their precision execution combined with our innovations are perfectly synergistic”, added Peress.

As the new administration, Armed Forces, municipalities, and corporate entities increase support for renewable energy infrastructure and electrify their vehicle fleets, iSun’s customized approach will allow for tailoring of technologies that are easily deployable, scalable, robust and intelligent. The AI (artificial intelligence) code that iSun has in development will allow for “right-sizing” of energy generation, storage assets, and electric vehicle charging infrastructure, with the goal of improving resiliency for on/off-grid applications.

iSun’s innovations were recognized this year by the Solar Impulse Foundation of Bertrand Piccard as one of the globe’s Top 1000 Sustainability Solutions. As a winner, this award will result in the iSun solution being presented to hundreds of government entities around the world, including various municipal, state and federal agencies in the United States.

The transaction is expected to close in January 2021, subject to approval by Peck’s Board of Directors.

About The Peck Company Holdings, Inc.

Headquartered in South Burlington, VT, The Peck Company Holdings, Inc. (NASDAQ: PECK) is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, Peck provides EPC services to solar energy customers for projects ranging in size from several kilowatts to multi-megawatt systems for commercial and utility scale projects. Peck has installed over 200 megawatts of solar systems since it started installing solar PV in 2012 and continues its focus on profitable growth opportunities. For more information, visit www.peckcompany.com.

About iSun Energy LLC

iSun Energy develops and deploys solar energy and smart city e-mobility hubs. The Burlington, Vermont based company is on a mission to provide clean energy and mobility, through the delivery of smart, solar energy generating structures, combined with EV charging, air quality tracking, and energy-resiliency services. iSun continues to add other proprietary products to serve the needs of smart-cities powered by clean energy. For more information, visit www.isunenergy.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger, including future financial and operating results, cost savings and synergies, effects on cash flow, market accessibility, financing opportunities, enhancements to revenue and accretion to reported earnings that may be realized from the proposed merger; (ii) Peck’s and iSun’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of Peck and iSun and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Peck and iSun. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Contacts

The Peck Company Holdings Investor Contact:

Michael d’Amato

IR@peckcompany.com

Phone: 802-264-2040

iSun Energy LLC Contact:

Sass Peress

sass@isunenergy.com

Phone: 514-909-5047